UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2006

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c)

On November 8, 2006, the Board of Directors of Cardinal Health, Inc. (the “Company”) appointed Mark W. Parrish as Chief Executive Officer of the Company’s Healthcare Supply Chain Services sector. Prior to that, Mr. Parrish, 51, was Group President – Pharmaceutical Supply Chain Services since August 2006 and President and Chief Operating Officer – Pharmaceutical Supply Chain Services from September 2005 to August 2006. He served as Chairman and Chief Executive Officer – Pharmaceutical Distribution and Provider Services from August 2004 to September 2005, Executive Vice President and Group President – Pharmaceutical Distribution from January 2003 to August 2004, and President, Medicine Shoppe International, Inc., a subsidiary of the Company, from July 2001 to January 2003.

In connection with the appointment of Mr. Parrish, the Company entered into a letter agreement with him (the “Parrish Agreement”). The Parrish Agreement provides generally that:

•	Mr. Parrish’s position will be Chief Executive Officer of Healthcare Supply Chain Services reporting directly to the Company’s President and Chief Executive Officer.

•	He will receive an annual base salary of $700,000.

•	His target annual bonus will be 100% of his annual base salary.

•	He will receive the following equity grants on November 15, 2006:

•	an option to purchase 35,000 shares at an exercise price equal to the closing share price on that date (vesting equally over four years and expiring on November 15, 2013);

•	5,000 restricted share units (“RSUs”) (vesting equally over three years); and

•	35,000 RSUs, vesting in full on November 15, 2009 (the “35,000 RSU Grant”).

•	He will continue to participate in the Company’s Long-Term Incentive Cash Program for the Fiscal Years 2006-2008. His target opportunity under this program is his cumulative annual bonus payouts during the performance period.

Under the Parrish Agreement, if (a) the Company terminates Mr. Parrish’s employment without cause, or (b) Mr. Parrish terminates his own employment if there is a material diminution of his duties, he will receive:

(i)	12 months of his salary plus his target annual bonus (payable over 12 months);

(ii)	immediate vesting of the 35,000 RSU Grant;

(iii)	if Mr. Parrish is not age 55 at the time of termination, a bridge to retirement (1) under the terms of his outstanding equity awards, including ratable vesting of his outstanding unvested options based on the proportion of the vesting period elapsed at the date of such a termination and an extended exercise period for such options where the terms of the options permit, and (2) under other benefit plans, including benefits generally available to Company retirees; and

(iv)	ratable vesting of his outstanding unvested restricted shares and RSUs (other than the 35,000 RSU Grant) based on the proportion of the vesting period elapsed at the date of such a termination.

If any payments made to Mr. Parrish would be subject to the excise tax imposed on “parachute payments” by the Internal Revenue Code of 1986, as amended (the “Code”), the amount payable to Mr. Parrish will be reduced to the extent necessary so that no portion of the payments will be subject to the excise tax imposed by the Code. This reduction will only occur, however, if, as a result, the net after-tax benefit to Mr. Parrish exceeds the net after-tax benefit if no reduction is made.

Mr. Parrish also entered into a Confidentiality and Business Protection Agreement with the Company that provides that during his employment and for 18 months afterward, he will not:

•	recruit employees from the Company;

•	solicit customers and potential customers of the Company for a competitor; or

•	invest in, counsel or be employed by a competitor of the Company.

The Parrish Agreement and the Confidentiality and Business Protection Agreement are filed as Exhibit 10.01 to this report and the foregoing descriptions are qualified by reference to the full text of the agreements set forth in the exhibit.

(d)

On November 8, 2006, the Board of Directors of the Company elected Philip L. Francis to the Board of Directors to serve until the Company’s 2007 annual meeting of shareholders and his successor is elected and qualified. Mr. Francis is Chairman and Chief Executive Officer of PetSmart, Inc. He is also a director of SUPERVALU INC. He was elected as a member of the Board’s Audit Committee.

Mr. Francis will participate in the standard non-management director compensation arrangements described in the Company’s 2006 proxy statement, including an initial equity award. Accordingly, on November 8, 2006, Mr. Francis was granted an option to purchase 3,308 common shares at an exercise price of $63.48, the closing share price on that date. He also was granted 473 RSUs that will be settled in common shares. Both awards will vest on November 8, 2007. The option term is seven years.

The Company entered into its standard directors’ indemnification agreement with Mr. Francis, in the form previously filed by the Company as Exhibit 10.38 to Company’s annual report on Form 10-K for the fiscal year ended June 30, 2004. The agreement generally provides, among other things, that the director will be indemnified to the fullest extent permitted by law and advanced expenses in connection with the defense of any proceedings.

(e)

On November 7, 2006, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors approved the Amended and Restated Cardinal Health, Inc. Management Incentive Plan (the “MIP”). The MIP governs the Company’s annual management incentive plan for its executive officers. The amendments to the MIP add or modify administrative provisions relating to participating for a portion of a performance period, determining and paying final awards in compliance with Section 409A of the Code and the effect of termination of employment on eligibility for an award.

Another provision added to the MIP is that the MIP administrator may, in its discretion, require a participant to repay all or any portion of his or her bonus to the Company if the participant violates a non-competition and confidentiality covenant applicable to the participant. The administrator may, in its discretion, also require a participant to repay all or any portion of his or her bonus to the Company if each of the following conditions is met: (a) the amount of the bonus was calculated based upon achieving certain financial results that were subsequently the subject of a financial statement restatement; (b) the participant engaged in misconduct that caused or contributed to the need for the restatement; and (c) the amount of the bonus would have been lower than the amount actually awarded to the participant had the financial results been properly reported.

The MIP is filed as Exhibit 10.02 to this report and the foregoing description is qualified by reference to the full text of the plan set forth in the exhibit.

Item 7.01 Regulation FD Disclosure

On November 8, 2006, Director J. Michael Losh was elected to serve on the Board’s Audit Committee and Director Richard C. Notebaert was elected to serve on the Board’s Nominating and Governance and Executive Committees. Mr. Notebaert also was elected Chair of the Compensation Committee succeeding John B. McCoy, who will continue to serve as a member of the Compensation Committee.

Item 8.01 Other Events

On November 7, 2006, the Compensation Committee approved changes to the Company’s forms of directors’ stock option and RSU agreements under the Amended and Restated Outside Directors Equity Incentive Plan, as amended, including implementing a one-year holding period requirement. The agreements, which will be used for the initial equity grant to Mr. Francis described above and the annual equity grant to each of the other non-management directors made on November 8, 2006, are filed as Exhibits 10.03 and 10.04 to this report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.01	Letter agreement, dated November 8, 2006, and Confidentiality and Business Protection Agreement, effective as of November 8, 2006, between Cardinal Health, Inc. and Mark W. Parrish.

10.02	Cardinal Health, Inc. Amended and Restated Management Incentive Plan.

10.03	Form of Cardinal Health, Inc. Directors’ Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan, as amended.

10.04	Form of Cardinal Health, Inc. Directors’ Restricted Share Units Agreement under the Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: November 13, 2006	By:	/s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

10.01	Letter agreement, dated November 8, 2006, and Confidentiality and Business Protection Agreement, effective as of November 8, 2006, between Cardinal Health, Inc. and Mark W. Parrish.

10.02	Cardinal Health, Inc. Amended and Restated Management Incentive Plan.

10.03	Form of Cardinal Health, Inc. Directors’ Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan, as amended.

10.04	Form of Cardinal Health, Inc. Directors’ Restricted Share Units Agreement under the Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan, as amended.